EXHIBIT 10.3

RESTRICTED STOCK AWARD AGREEMENT

UNDER THE HCC INSURANCE HOLDINGS, INC.

2008 FLEXIBLE INCENTIVE PLAN

This Restricted Stock Award Agreement (the “Agreement”) is entered into effective as of the date of grant set forth on the signature page below (the “Grant Date”) by and between HCC Insurance Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned employee of the Company or its Subsidiary (“Employee”). Capitalized terms used herein and not otherwise defined herein (including the Definitions Appendix to this Agreement) shall have the meaning specified in the HCC Insurance Holdings, Inc. 2008 Flexible Incentive Plan, as amended (the “Plan”), which is incorporated herein by reference.

WHEREAS, under the terms of the Plan the Committee may grant awards of shares of Restricted Stock to Participants in the Plan; and

WHEREAS, Employee is an eligible Participant in the Plan; and

WHEREAS, the Committee has approved an award of shares of Restricted Stock to Employee on the terms and conditions hereof and subject to the restrictions set forth herein as an incentive for Employee’s performance of services for the Company and/or its Subsidiaries;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the Parties hereto agree as follows:

1. Grant of Restricted Shares. As of the Grant Date, the Company hereby grants and conveys to Employee the number of shares of Restricted Stock specified on the signature page of this Agreement (the “Restricted Shares”). The Restricted Shares shall constitute performance-based Restricted Stock under the Plan and the Company intends for the Restricted Shares to qualify for the “performance-based compensation” exception under Code Section 162(m) to the full extent applicable.

(a) All of the Restricted Shares shall be subject to the terms and provisions of the Plan, which are incorporated herein by this reference. Except to the extent expressly provided by the Plan, in the event of any conflict between the terms and provisions of this Agreement and those of the Plan, the terms and provisions of the Plan, including those with respect to the powers of the Committee, shall prevail and be controlling.

(b) The Restricted Shares shall be registered in Employee’s name as of the Grant Date through a book entry credit in the records of the Company’s transfer agent, but shall be restricted as described herein during the period prior to the vesting of such shares in accordance with Section 3 (the “Restriction Period”). During the Restriction Period, any certificates representing the Restricted Shares shall carry a legend evidencing the restrictions of this Agreement. The terms of any such legend shall be determined by the Committee in its sole discretion.

(c) If, from time to time during the Restriction Period, there is any stock dividend, stock split, reorganization, recapitalization, merger, or other event described in Section 14 of the Plan, any and all new, substituted, additional, or other securities to which Employee is entitled by reason of his ownership of the Restricted Shares shall be considered “Restricted Shares” for purposes of this Agreement and shall be subject to the restrictions described in Section 2 during the Restriction Period.

(d) Subject to the restrictions set forth in Section 2, Employee shall have all the rights of a stockholder with respect to the Restricted Shares, including any applicable voting and dividend rights.

2. Restrictions.

(a) During the Restriction Period, Employee shall not sell, transfer, pledge, assign, alienate, hypothecate, or otherwise encumber or dispose of the Restricted Shares other than by will or the laws of descent and distribution. Any attempt to do so contrary to the foregoing shall be null and void.

(b) For purposes of this Agreement, Employee shall be considered to be an employee of the Company for so long as Employee is a common law employee of the Company or any Subsidiary, and Employee’s employment relationship with an entity that was a Subsidiary shall be deemed to have terminated as of the date on which such entity ceased to be a Subsidiary (even if Employee does not experience a common law termination of employment at such time).

3. Vesting. The Restricted Shares granted hereunder shall vest, and the restrictions imposed pursuant to Section 2 shall lapse, on the earliest to occur of (a), (b), or (c) below, as follows:

(a) Change in Control. All Restricted Shares shall vest on the date of a Change in Control provided that the Employee is employed in an Executive Position on the business day immediately preceding the date of the Change in Control.

(b) Performance Vesting Date. All or a prorata number of the Restricted Shares shall vest on the Performance Vesting Date provided that, on the Performance Vesting Date, the Employee is employed in an Executive Position. The number of Restricted Shares, if any, that vest on the Performance Vesting Date, shall be determined using the Performance Calculation as set forth in Section 4.

(c) Death or Disability. Prior to the Performance Vesting Date, a prorata number of the Restricted Shares shall vest upon the Employee’s termination of employment due to death or Disability, provided that at the time of death or Disability, Employee was employed in an Executive Position. The number of the Restricted Shares that vest shall be equal the total number of Restricted Shares awarded hereunder multiplied by a fraction, the numerator of which is the total number of days the Employee was actually employed during the Performance Period and the denominator of which is 1,460 (i.e., the total number of days in the Performance Period).

(d) Other Termination of Employment. If Employee’s employment with the Company is terminated for any reason other than due to the Employee’s death or Disability before (i) a Change in Control and (ii) the Performance Vesting Date, all unvested Restricted Shares shall be forfeited and returned to the Company without the payment of any consideration, and Employee shall have no rights with respect to such forfeited Restricted Shares.

Except as provided in this Section 3, the Restricted Shares shall not vest. Any Restricted Share that has not vested as of the last day in the Performance Period shall expire and be forfeited.

4. Performance Calculation. The number of Restricted Shares that vest on the Performance Vesting Date under Section 3(b) shall be equal to the product of (i) eight percent (8%), (ii) multiplied by the total number of Restricted Shares, and (iii) multiplied by the sum of (a) through (d) below:

(a) 2012 Performance Year: (POI minus Budget)/divided by Budget. This amount is converted into a percentage and rounded down to the nearest whole percent.

(b) 2013 Performance Year: (POI minus Budget)/divided by Budget. This amount is converted into a percentage and rounded down to the nearest whole percent.

(c) 2014 Performance Year: (POI minus Budget)/divided by Budget. This amount is converted into a percentage and rounded down to the nearest whole percent.

(d) 2015 Performance Year: (POI minus Budget)/divided by Budget. This amount is converted into a percentage and rounded down to the nearest whole percent.

At its regular meeting in March following the end of each Performance Year, the Committee shall approve the percentage for the prior Performance Year in writing. For purposes of clarity, and subject to Section 3 hereof, at the end of the Performance Period, the sum of the percentages for the four Performance Years within the Performance Period (as calculated above) shall equal the “Cumulative Performance Year Percentage.” The number of Restricted Shares, if any, that vest at the end of the Performance Period under Section 3(b) is equal to the Cumulative Performance Year Percentage multiplied by eight percent (8%), such that 8% of the Restricted Shares shall vest for each 1% that POI exceeds Budget for each Performance Year. For purposes of clarity, the maximum number of Restricted Shares that can vest hereunder is 100% of the Restricted Shares as specified in Section 1.

5. Delivery of Share Certificates; Compliance with Securities Laws. Upon the vesting of any Restricted Shares hereunder, the Company shall direct its transfer agent to record such shares as unrestricted or to deliver to Employee certificates evidencing such shares. If certificates are delivered to Employee, such certificates shall not bear the legend referenced in Section 1(b). Nothing herein shall obligate the Company to register the Restricted Shares pursuant to any applicable securities law or to take any other affirmative action in order to cause the issuance or transfer of the Restricted Shares to comply with any law or regulation of any governmental authority in the United States or any foreign jurisdiction. Employee will enter into such written representations and agreements as the Company may reasonably request to comply with any securities laws. The Company shall not be required to issue any shares prior to: (a) the obtaining of any approval from any governmental agency which the Company determines to be necessary or advisable; and (b) the Employee’s payment to the Company of any tax or other withholding owed by Employee as a result of vesting of the Restricted Shares whether in the United States or any foreign tax jurisdiction.

6.	Tax or Legal Consequences; Tax Withholding.

(a) Employee shall be responsible for his own tax liability that arises as the result of this Agreement. Employee acknowledges and understands that (i) he may make an election under Section 83(b) of the Code within 30 days after the Grant Date and (ii) the Company provides no legal or tax advice to Employee and advises him to consult with a qualified attorney or tax advisor.

(b) Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any federal, state, and local taxes, and any other taxes that the Company is required to withhold in connection with the Restricted Shares. The Company shall have the right to deduct any such taxes from any amounts paid to Employee by the Company or any Subsidiary or to withhold the appropriate number of unrestricted shares upon vesting of the Restricted Shares to satisfy such withholding requirements.

7. Confidential Information. The purpose of the Plan is to attract, retain and reward employees; to increase employees’ stock ownership and identification with the Company’s interests; to provide incentive for remaining with and enhancing the value of the Company and its Subsidiaries over the long-term; and to protect the Company’s Confidential Information (defined below). Following the Grant Date and during Employee’s employment with the Company, the Company agrees to provide Employee with new Confidential Information to which the Employee has not previously had access and of which Employee has not had previous knowledge. “Confidential Information” includes information about the Company’s business, proprietary, and technical information not known to others that could have economic value to others if improperly disclosed. Confidential Information thus includes, without limitation, any information the Company discloses to Employee, either directly or indirectly, in writing, orally or by inspection of tangible objects, including without limitation, information and technical data contained in the Company’s manuals, booklets, publications, materials and equipment of every kind and character, as well as documents, prototypes, samples, prospects, inventions, trade secrets, product ideas, technical information, know-how, processes, plans (including without limitation, marketing plans and strategies), specifications, designs, methods of operations, techniques, technology, formulas, software, improvements, financial and marketing information, pricing, premium and quote information, forecasts, research, and the identity of any customers and consultants. In exchange for the grant of Restricted Shares and the Company’s promise under this Agreement to provide Employee with the Confidential Information, Employee agrees that Employee shall not, either during the period of Employee’s employment with the Company or at any time thereafter, disclose to anyone, including, without limitation, any person, firm, corporation, or other entity, or publish, or use for any purpose, any Confidential Information, except as properly required in the ordinary course of the Company’s business or as the Company specifically directs and authorizes.

8. Notices. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the Party for whom it is intended at such address as may from time to time be designated by the Party in a notice mailed or delivered to the other

Party. Unless and until some other address is so designated, all notices or communications by Employee to the Company shall be mailed or delivered to the Company, care of its General Counsel, at 13403 Northwest Freeway, Houston, Texas 77040-6094, and all notices or communications by the Company to Employee shall be mailed or delivered to Employee’s address specified on the signature page to this Agreement.

9. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Employee, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. To the maximum extent permitted by law, (a) no waiver that may be given by a Party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or the right of the Party giving such notice or demand to take further action without notice or demand.

10. No Right to Continued Service. This Agreement does not confer upon Employee any right to remain in the employ of the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company and its Subsidiaries to terminate or change the conditions of his employment at any time.

11. Dividend and Voting Rights. Subject to the restrictions contained in this Agreement, Employee shall have the rights of a stockholder with respect to the Restricted Shares, including the right to vote all such Restricted Shares, including the unvested Restricted Shares, and to receive all dividends, paid or delivered thereon, from and after the date hereof. In the event of forfeiture of the Restricted Shares pursuant to Section 2 or 3, Employee shall have no further rights with respect to such Restricted Shares. The forfeiture of the Restricted Shares pursuant to Section 2 or 3 hereof shall not create any obligation to repay cash dividends received as to such Restricted Shares, nor shall such forfeiture invalidate any votes given by Employee with respect to such Restricted Shares prior to forfeiture.

12. Successors and Assigns; Binding Effect. This Agreement, and the rights and obligations of the Parties hereunder, may not be assigned by any Party other than by will or the laws of descent and distribution. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective executors, heirs, personal representatives, successors, and permitted assigns.

13. Entire Agreement. This Agreement including the Definitions Appendix, together with the Plan and any other written agreement between the Parties specifically incorporated herein by reference, sets forth the entire understanding of the Parties with respect to the grant of the Restricted Shares to Employee. Any and all previous agreements, promises, representations and understandings between or among the Parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

14. Interpretation. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. The terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. When a reference is made in this Agreement to a Section, such reference is to a Section of this Agreement unless otherwise specified. The terms “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified. A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors, and permitted assigns. Reference to any law means such law as amended, modified, codified, replaced, or reenacted, and all rules and regulations promulgated thereunder. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement; therefore any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

15. Employee Acknowledgment. Employee acknowledges that (a) he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, (b) he has read this Agreement and understands its terms and conditions, (c) he has had ample opportunity to discuss this Agreement with his legal counsel and tax advisors prior to execution, and (d) no strict rules of construction shall apply for or against the drafter or any other Party. It is the desire of the Parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held invalid or otherwise unenforceable by a court of competent jurisdiction, the Parties hereby agree and confirm that such provision shall be reformed to create a valid and enforceable provision to the maximum extent permitted by law.

16. Compliance with Code Section 409A. The Restricted Shares awarded under this Agreement are not intended to be subject to Code Section 409A, including the authoritative guidance issued thereunder, and shall be interpreted and administered to be exempt from the application of Section 409A.

Notwithstanding any provision of this Agreement to the contrary, if any payment or other benefit provided herein would be subject to additional taxes and interest under Code Section 409A because the timing of such payment is not delayed as provided in Section 409A for a “specified employee” (within the meaning of Section 409A), then if Employee is a “specified employee,” any such payment that the Employee would otherwise be entitled to receive during the first six months following his separation from service from the Company shall be accumulated and paid, within ten (10) days after the date that is six months following Employee’s date of separation from service from the Company, or such earlier date upon which such amount can be paid under Section 409A without being subject to such additional taxes and interest such as, for example, upon Employee’s death.

17. Survival of Certain Provisions. Wherever appropriate to the intention of the Parties, the respective rights and obligations of the Parties hereunder shall survive any termination or expiration of this Agreement.

18. Severability. Any provision of this Agreement which is invalid or unenforceable in any applicable jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19. Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to the conflicts of laws principles thereof.

Each Party to this Agreement, by execution hereof (a) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court located in the Southern District of Texas or the state courts of the State of Texas located in the City of Houston, Harris County, Texas for the purpose of any and all disputes, claims, controversies or disagreements (each a “Legal Action”) between the Parties relating to or arising in whole or in part under or in connection with this Agreement or the subject matter of this Agreement, (b) hereby waives and agrees not to invoke, by way of motion, as a defense or otherwise, in any such legal action, any claim that such Party is not subject personally to the jurisdiction of the above-named courts, that such Party’s property is exempt or immune from attachment or execution, that any such legal action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens or inconvenient forum, or should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and will not assert that venue should properly lie in any other location, and (c) hereby agrees not to commence any such Legal Action other than before the above named courts. Notwithstanding the previous sentence, a Party may commence any Legal Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. Nothing in this Agreement shall prevent either Party from applying to a court that would otherwise have jurisdiction for provisional or interim measures, including but not limited to any claim for preliminary injunctive relief.

20. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile signatures which shall be deemed original signatures thereof.

21. EXPIRATION OF AGREEMENT. IF THIS AGREEMENT IS NOT SIGNED AND RETURNED TO THE COMPANY WITHIN 30 DAYS AFTER THE GRANT DATE, THIS AGREEMENT AND THE RESTRICTED STOCK AWARD PROVIDED FOR HEREIN SHALL BE NULL AND VOID, IN ITS ENTIRETY, AS OF THE GRANT DATE.

IN ADDITION, IF THE NEW SERVICE AGREEMENT BETWEEN COMPANY AND EMPLOYEE IS NOT ENTERED INTO AND EXECUTED BY THE PARTIES BEFORE 5 P.M. (U.S. CENTRAL TIME) ON MARCH 30, 2012, THIS AGREEMENT AND THE RESTRICTED STOCK AWARD PROVIDED FOR HEREIN SHALL BE NULL AND VOID, IN ITS ENTIRETY, AS OF THE GRANT DATE. FOR PURPOSES OF CLARITY, THE SERVICE AGREEMENT MUST BE EXECUTED BY EMPLOYEE AND DELIVERED TO THE COMPANY BEFORE THE DEADLINE SET OUT IN THE PREVIOUS SENTENCE.

[Signature page follows.]

[SIGNATURE PAGE TO RESTRICTED STOCK AWARD AGREEMENT]

DEFINITIONS APPENDIX

“Acquisition” means any shares in, or assets of, a business acquired by the Company or a Subsidiary via purchase or exchange, the results of whose performance (i) are included in the International Segment’s Pretax Operating Income for a Performance Year; and (ii) are not included in the Budget for such Performance Year. An Acquisition will be included in Pretax Operating Income in subsequent Performance Years following closing of the Acquisition.

“Budget” means the International Segment’s annual budget for Pretax Operating Income which is included in the Company’s annual consolidated budget and approved by the Company’s Board of Directors for each Performance Year.

“Committee” means the Committee appointed and serving under the Plan at the time.

“Disability” means the inability of Employee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. Employee shall be considered to have a Disability for purposes of this Agreement (i) if he is determined to be totally disabled by the Social Security Administration or (ii) if he is determined to be disabled under the Company’s long-term disability plan in which Employee participates and if such plan defines “disability” in a manner that is consistent with the immediately preceding sentence. Subject to the foregoing, the determination of Disability shall be made by the Committee.

“Executive Position” means either (i) Chief Executive Officer (CEO) of HCC International, or (ii) a position in another subsidiary or segment of HCC that is equivalent to CEO of HCC International, as shall be determined by the Committee in its discretion.

“GAAP” means then-current “U.S. generally accepted accounting principles” as promulgated by the Financial Accounting Standards Board or an equivalent group in the United States.

“Grant Date” means the date on which the Committee determines and approves the amount of Restricted Shares and the material terms of the Award.

“International Segment” means the combined underwriting operations of HCC International, HC – Houston branch, Syndicate 4141, HCCE and all such operations currently included in the International Segment (as reported in the Company’s consolidated financial statements as of December 31, 2011) or such operations as are included in the International Segment for each Performance Year.

“Parties” means, collectively, the Company and the Employee; and “Party” means either the Company or the Employee.

“Performance Calculation” means the calculation of the number of vested Restricted Shares as set forth in Section 4 of the Agreement.

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“Performance Period” means the four (4) calendar years in the four-year period beginning on January 1, 2012 and ending on December 31, 2015. For purposes of calculations under the Agreement, including the Performance Period, each year shall be treated as having 365 days.

“Performance Vesting Date” means the last day of the four-year period following the Grant Date.

“Performance Year” means each calendar year in the Performance Period.

“Pretax Operating Income” or “POI” means the pretax operating income reported for the International Segment within the Company’s consolidated financial statements for GAAP purposes; provided, however, POI shall not consider the effect of, or include in determining POI, any Acquisitions that occurred during the Performance Year for which POI is being calculated. The effect of any Acquisition shall only be included in POI for each subsequent Performance Year during the Performance Period.

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